Exhibit 99.1

SILVER STREAM APPOINTS PETER N. CALDER, Ph.D., P.Eng. TO BOARD OF DIRECTORS

LAS VEGAS, NV, APRIL 25, 2014 – Silver Stream Mining Corp. (the “Company” or “Silver Stream”) (OTCQB: AGSM) announced today it has appointed Peter N. Calder, Ph.D., P.Eng., to the Company’s Board of Directors. Dr. Calder is a Professional Engineer and President of Peter N. Calder and Associates Limited where he consults with mining companies worldwide.

Dr. Calder is Emeritus Professor, Department of Mining Engineering at Queen's University Kingston, Ontario, where he joined the faculty in 1970 and was Head of that department from 1980 to 1990. He has taught courses on open pit and underground mine design, served as an expert witness in mining-related legal cases and authored numerous technical papers and reports. Upon retiring as a regular faculty member in 1997, he was honoured by being designated as an Emeritus Professor.

At the Pontifica Universidad Catolica de Chile from 1997 to 2001, he was the Canadian Mining Chair and Full Professor within the Faculty of Engineering’s Mining Department. Dr. Calder has held directorships in leading Canadian organizations including the Mining Industry Research Organization of Canada (Managing Director), the Mining Research Directorate, and as Chairman of the National Advisory Council on Mining and Metallurgical Research. He was a CIM Council member and served as a Queen’s University Senator. He has received gold medals by the Engineering Institute of Canada and the Canadian Institute of Mining and Metallurgy.

Dr. Calder served 5 years in the Canadian Army prior to entering St. Francis Xavier University in 1958. In 1963 he graduated from NSTC (now Dalhousie University) with a degree in Mining Engineering, and joined the Iron Ore Company of Canada in Labrador City, becoming Mine Superintendent two years later. He attended McGill University after being awarded a Canadian Mineral Industry Foundation Scholarship and received a Post Graduate Diploma prior to attending Queen’s University where he received M.Sc. and Ph.D. degrees in Mining Engineering.

Peter Calder will replace Robert Morrison who has served on the Company’s Board since its inception. Terrence Byberg, President and CEO, comments: “Robert, you have been an anchor throughout this year of growth and change. I have found you not only a pleasure to work with, but also a clear thinker offering good counsel when needed most. Peter, I look forward to drawing upon your significant mining expertise as Silver Stream expands its team and prepares itself to advance new projects.”

About Silver Stream: Silver Stream is a natural resource company engaged in the acquisition of, exploration for, and development of, metallic mineral resources in the Americas. The Company is currently focused on delivering shareholder value through the exploration of the Solomon Pillars Gold Property in Beardmore, Ontario, Canada, the Zonia Copper Project in Yavapai County, Arizona, and the Metates Silver Project in Sinaloa, Mexico. The Company’s Technical Advisory

Silver Stream Mining Corp. • 9550 South Eastern Avenue • Suite 253 • Las Vegas, NV 89123 • Tel: (702) 818-1775 • Fax: (702) 818-1776

Team, with expertise in geology, engineering and operations provides a foundation to assess other mining projects for potential acquisition or joint venture opportunities throughout the Americas and to pursue the development of the Company’s existing projects in a focused and economical manner.

FORWARD LOOKING STATEMENTS:

Information contained herein regarding optimism related to the Company’s business, expanding exploration, development activities and other such statements are "forward-looking statements". While Silver Stream believes such statements are reasonable, they are based on current expectations, estimates and projections about the Company's business and are not guarantees of future performance and involve certain risks and uncertainties that are difficult to predict. Actual results could vary materially from the description contained herein due to many factors including market prices for the Company’s mineral products, international and domestic economic conditions, and other risk factors listed in the Company's Securities and Exchange Commission (SEC) filings under “risk factors” and elsewhere. The Company does not undertake any obligation to update any forward-looking statement to reflect events or circumstances after the date of this press release, except as required by applicable law.

Contact:
Silver Stream Mining Corp.
Terrence H. Byberg, President and C.E.O.
Tel: (702) 818-1775
info@silverstreammining.com

Silver Stream Mining Corp. • 9550 South Eastern Avenue • Suite 253 • Las Vegas, NV 89123 • Tel: (702) 818-1775 • Fax: (702) 818-1776